                                                                    EXHIBIT 3.06

                              AMENDED AND RESTATED


                                     BYLAWS


                                       OF


                           SCHUCK'S DISTRIBUTION CO.


                           (A WASHINGTON CORPORATION)


   (AS ADOPTED BY THE STOCKHOLDERS OF THE CORPORATION AS OF OCTOBER 29, 1996)

                                   ARTICLE I


                                  Stockholders

1.   Annual Meeting

     A meeting of the stockholders shall be held annually in the City of Phoenix, Arizona, or at any other place designated by the directors hereof, at
8.30 a.m., on the last Friday of May of each year; such meeting of the stockholders shall be for the purpose of electing directors and for the transaction of any other business that may come before it.

2.   Organization

     The Chairman of the Board, or in his absence a chairman appointed by the stockholders present, shall call meetings of stockholders to order and shall act as chairman thereof.

     The Secretary of the Corporation shall act as secretary of all meetings of the stockholders. In his absence, the presiding officer may appoint any person to act as secretary.

3.   Quorum

     A majority of the stock issued and outstanding represented by the holders thereof, either in person or by proxy, appointed by an instrument in writing, shall be a quorum at all meetings of stockholders.

4.   Adjournment

     If at any annual or special meeting a quorum shall fail to attend in person, or by proxy, a majority in interest of stockholders attending such meeting, in person or by proxy, may adjourn the meeting from time to time, without further notice, until a quorum shall attend, and thereupon any business may be transacted which might have been transacted by the meeting as originally called had the same been then held.

5.   Special Annual Meetings

     Whenever, from any cause, an annual meeting of stockholders cannot be held on the day provided, a special annual meeting may be called by the directors in the manner and at such place as is prescribed for the holding of annual meetings of stockholders, at which special annual meeting, directors shall be elected in accordance with such provisions, and shall hold office until their successors are elected and have qualified in their stead. Notice of such meeting shall be given as required for other meetings.

6.   Voting

     Each share of common stock shall entitle the holder thereof to one vote in the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the Washington Business Corporation Act prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the Articles of Incorporation or these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

7.   Special Meetings

     Special meetings of the stockholders, for any purpose or purposes, shall be held whenever called by the Board of Directors, either by written instrument or by the vote of a majority, and shall be called whenever stockholders owning 10% of the capital stock issued and outstanding shall, in writing, make application therefor to the President, stating the object of such meeting.

8.   Order of Business

     The stockholders may determine the order of business at the meetings. If no order of business be designated, the following shall apply:

     1.  Roll Call

     A quorum being present:

     2.  Reading of minutes of preceding meeting and action thereon
     3.  Reports of officers
     4.  Reports of committees
     5.  Election of directors
     6.  Unfinished business
     7.  New business

9.   List of Stockholders

     At each meeting of stockholders, a full, true and correct list, in alphabetical order, of all the stockholders entitled to vote at such meeting, with the number of shares held by each, certified to by the Secretary, shall be furnished.

10.  Stockholder Action Without Meeting

     Any action required by the Washington Business Corporation Act to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock entitled to vote thereon.

                                   ARTICLE II


                               Board of Directors

1.   Number

     The business affairs of the Corporation shall be managed and controlled by a Board of Directors. The number directors constituting the entire Board of Directors of the Corporation shall, upon the effectiveness of these Amended and Restated Bylaws be set at nine directors, who need not be stockholders of the Corporation.

2.   Term

     Each director shall serve for the term for which he shall have been elected and until his successor shall have been duly elected and have qualified.

3.   First Meeting

     Immediately after each annual election of directors, the newly elected directors shall meet for the purpose of organization, the election of officers and the transaction of other business.

4.   Special Meetings

     Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, or by a majority of the directors; however, a majority of the directors must be present or have consented in writing to the waiver of notice for the holding of such a meeting. Unless otherwise specified in the notice thereof, any and all business may be transacted at a special meeting.

5.   Notice

     The Secretary shall give notice to each director of each special meeting by mailing the name at least ten days before the time of meeting, or by telegraphing or telephoning not less than five days prior to the time of meeting.

6.   Place of Meeting

     The directors shall hold their meetings, and may have an office and kept the books of the Corporation, at such place or places within or without the State of Washington as the Board of Directors from time to time may determine.

7.   Quorum

     A majority of the Board of Directors, if no vacancy at the time in office, shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting in favor of or against any proposition shall prevail, except as herein otherwise provided.

8.   Chairman

     At all meetings of the Board of Directors the Chairman of the Board or, in his absence, a chairman chosen by the directors present, shall preside.

9.   Vacancies

     In case of any vacancy among the directors, through death, resignation, disqualification or other cause, the remaining directors, whether or not constituting a quorum, may elect a successor to hold office for the unexpired term of the director whose place shall be vacant and until the election of and acceptance by his successor.

10.  Committees

     From time to time the Board of Directors may appoint committees for any purpose or purposes, who shall have such powers as shall be specified in the resolution of appointment.

11.  Compensation

     The directors and officers of the Corporation, and all members of committees, shall be paid such salaries as may be determined by a vote of a majority of all of the directors.

12.  Action by Resolution

     The Board of Directors shall have power to act in the following manner. A resolution in writing, signed by all of the Board of Directors, shall be deemed to be action by such Board of Directors to the effect therein expressed, with the same force and effect as if the same had been duly passed by the same vote at a duly convened meeting, and it shall be the duty of the Secretary of the Corporation to record such resolution in the minute book of the Corporation under its proper date.

13.  Hypothecation of Property

     The Board of Directors may mortgage or hypothecate all or any portion of the property of the Corporation without having first procured the consent of the stockholders to such action, but they shall not dispose of all of the assets of the Corporation until they are authorized to do so by the majority vote of the stockholders.

14.  Indemnification

     The Corporation may indemnify any and all of its directors and officers or former directors and officers, against expenses incurred by them, including legal fees or judgments or penalties rendered or levied against any such person in a legal action brought against any such person for actions or omissions alleged to have been committed by any such person while acting within the scope of his employment as a director or officer of the Corporation, provided that the Board of Directors shall determine in good faith that such person did not act, fail to act, or refuse to act willfully or with gross negligence or with fraudulent or criminal intent in regard to the matter involved in the action.

                                  ARTICLE III


                                    Officers

1.   Executive Officers

     The Board of Directors shall elect, as executive officers, a Chairman of the Board, a President, an Executive Vice President, a Secretary, and a Controller and in their discretion one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person.

2.   Powers

     The powers and duties of any office may be vested in and exercised and performed by any one of the other officers to the extent expressly authorized from time to time by the Board of Directors or the Chairman of the Board.

3.   Voting Securities Owned by the Corporation

     Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by such one or more officers or other persons as are from time to time authorized by the Board of Directors and any such officer or other person who are from time to time so authorized by the Board of Directors, may, in the name of and on behalf of the Corporation, take all such action as any such officer or other person may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any meeting of security holders of any corporation in which the corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.

4.   Subordinates

     The Board of Directors may appoint such other officers as it deems necessary, who shall have such authority and perform such duties as from time to time may be prescribed by the Board of Directors.

5.   Tenure of Officers

     All officials and agents shall be subject to removal at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors.

6.   Chairman of the Board

     The Chairman of the Board shall be the chief executive officer of the Corporation and shall have the general and active management of the business of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed. He shall, if present, preside at each meeting of the shareholders and of the Board of Directors and shall be an ex officio member of all committees of the Board of Directors. He shall perform all duties incident of the office of Chairman of the Board and chief executive officer and such other duties as may from time to time be assigned to him by the Board of Directors.

7.   Vice Chairman of the Board

     In the case of absence or disability of the Chairman of the Board, the duties and the exercise of powers of that office may be performed by the Vice Chairman of the Board. In general, he shall perform all duties incident to the office of Vice Chairman of the Board and such other duties as may from time to time be assigned to him by the Board of Directors or, subject to the control of the Board of Directors, the Chairman of the Board.

8.   President

     The President shall be the chief operating officer of the Corporation. He shall have such other duties as the Board of Directors or the Chairman of the Board shall assign.

9.   Executive Vice President

     In the case of the absence or disability of the President, the duties and exercise of powers of that office may, upon direction of the Board of Directors or of the Chairman of the Board, be performed by the Executive Vice President. In general, he shall perform all duties incident to the office of Executive Vice President and such other duties as may from time to time be assigned to him by the Board of Directors, the President or the Chairman of the Board.

10.  Senior Vice President

     In the case of the absence or disability of the Executive Vice President, the duties and exercise of powers of that office may, upon direction of the Board of Directors or of the Chairman of the Board, be performed by the Senior Vice President. In general, he shall perform all duties incident to the office of Senior Vice President and such other duties as may from time to time be assigned to him by the Board of Directors, the President or Chairman of the Board.

11.  Vice President

     In the case of the absence or disability of the Executive Vice President or Senior Vice President or of any office that they might then be entitled to occupy, the duties of such office may be exercised by the Vice President upon direction of the Board of Directors or of the Chairman of the Board. In general, he shall perform all duties incident to the offices of Vice President and such other duties which may be assigned to him from time to time by the Board of Directors.

12.  Controller

     The Controller shall have custody of all the funds and securities of the Corporation which may come into his hands; he shall endorse for collection, on behalf of the Corporation, checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate; he may sign receipts and vouchers for payments made to the Corporation, and he shall sign checks made by the Corporation and pay out and dispose of the same under the direction of the Board of Directors, whenever required by the Board of Directors, he shall render a statement of his cash accounts; he shall enter regularly in books of the Corporation, to be kept for that purpose, full and accurate accounts of all moneys received and paid by him on account of the Corporation; and he shall perform all duties incident to the position of controller, subject to the control of the Board of Directors.

     The duties of the Controller shall also be to maintain adequate records of all assets, liabilities and transactions of this Corporation; to see that adequate audits thereof are currently regularly made; and, in conjunction with other officers and department heads, to initiate and enforce measures and procedures whereby the business of this Corporation shall be conducted with the maximum safety, efficiency, and economy. In general, he shall perform all duties incident to the office of Controller and such other duties as may from time to time be assigned to him by the Board of Directors or by any duly authorized committee of the directors, or by the President.

13.  Secretary

     The Secretary shall keep the minutes of all proceedings of the Board of Directors and the minutes of all meetings of the stockholders; he shall attend to the giving and serving of all notices for the Corporation; he shall have authority to sign with any other officer in the name of the Corporation all contracts authorized by the Board of Directors, and shall affix the seal of the Corporation, if any, thereto; he shall have charge of the certificate books and such other books and papers as the Board of Directors may direct; he shall have authority to sign, with the President or any Vice President, certificates of stock and he shall perform all duties incident to the office of secretary, subject to the control of the Board of Directors. The Secretary shall, if directed by the Board of Directors, sign and execute all authorized bonds, contracts or other obligations, in the name of the Corporation.

14.  Assistant Treasurers and Assistant Secretaries

     The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall require. Assistant Treasurers or Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer and by the Secretary, respectively, or by the Board of Directors, or any duly authorized committee of Directors, or the President. Assistant Treasurers and Assistant Secretaries may, at the request or in the absence or disability of the Secretary, sign and attest certificates for stock of the Corporation.

                                   ARTICLE IV


                                 Capital Stock

1.   Certificates

     The certificates for shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the President or any vice President and by the Secretary or any Assistant Secretary.

2.   To be Entered

     All certificates of stock shall be consecutively numbered, and the names of the owners, the number of shares and date of issue shall be entered in the Corporation's books.

3.   Certificate Canceled

     Except in cases where certificates are lost or destroyed and in that case after the receipt of satisfactory bond, unless the giving of a bond be waived by the Board of Directors, no new certificates shall be issued until the former certificates for the shares represented thereby shall have been surrendered and cancelled.

4.   Transfer

     Shares shall be transferred only on the books of the Corporation by the holder thereof in person or by his attorney, upon the surrender and cancellation of certificates for a like number of shares.

5.   Regulations

     The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock of the Corporation.

6.   Dividends

     The Board of Directors may from time to time declare dividends upon the capital stock from the surplus or net profits of the Corporation and, subject to the provisions of the Articles of

Incorporation, may fix and change the dates for the declaration and payment of dividends; provided, however, that any such declaration of dividends is not in conflict with the terms of any stockholder's agreement in effect at such time.

                                   ARTICLE V


                                      Seal

     The Board of Directors may, but need not, design and have a suitable seal, which seal shall be in charge of the Secretary to be used as directed by the Board of Directors.

                                   ARTICLE VI


                                Waiver of Notice

     Any stockholder, director or officer may waive any notice required to be given to these Bylaws.

                                  ARTICLE VII

     The word "directors," occurring in these Bylaws, means "Board of Directors."

                                  ARTICLE VIII


                                   Amendment

     These Bylaws may be amended, repealed or altered by the Board of Directors, subject to repeal or change by action of the stockholders.